UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

United American Petroleum Corp.
 (Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation)	000-51465 (Commission File Number)	20-1904354 (IRS Employer Identification No.)

3101 Bee Caves Road, Centre II, Suite 301, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 249-5552
Registrant’s telephone number, including area code

Forgehouse, Inc. 1906 Berkeley Avenue, Los Angeles, CA 90026
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 5, 2011, United American Petroleum Corp., a Nevada corporation, (the “Registrant”), filed its Current Report on Form 8-K (“Form 8-K”) with the Securities and Exchange Commission (‘SEC”) and on March 25, 2011, the Registrant filed Amendment No. 1 to the Form 8-K (“Amendment No. 1”) to include (i) the audited financial statements of United American Petroleum Corp. (“United Private”), which was acquired by the Registrant, and (ii) a pro forma balance sheet to show the recapitalization of the Registrant as required by Item 9.01 of Form 8-K.  The Registrant is filing this Amendment No. 2 (this “Amendment No. 2”) to Form 8-K in response to comments received from the SEC to furnish predecessor financial statements of 4 Phoenix Oil and Gas, LLC (the “Predecessor”), as the predecessor owner of the Lozano Tract (as described in Item 2.01 below), in accordance with Regulation S-X Rule 8-02 by including audited financial statements of the Predecessor for the period from October 19, 2009 (inception) through December 31, 2009 and for the period from January 1, 2010 through October 15, 2010, the date the Lozano Tract was acquired by United Private.

This Amendment No. 2 speaks as of the filing date of the original Form 8-K, except where otherwise expressly provided. The information contained in this Amendment No. 2 has not been updated to reflect events occurring or trends arising after the original filing date of the original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 31, 2010 (the Closing Date”),  Forgehouse, Inc. (referred to herein as the “Registrant,” “Forgehouse,” the “Company,” “we,” “us” and similar terms) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”) by and among, the Company, United American Petroleum Corp., a Nevada corporation (“United”), and our newly formed wholly-owned subsidiary, United PC Acquisition Corp., a Nevada corporation (“Merger Sub”)(the “Merger Transaction”).  In connection with the Merger Agreement, we had previously formed Merger Sub into which, at closing, merged with and into United, with United surviving (the “Merger”), pursuant to Articles of Merger, which we filed with the Nevada Secretary of State. The Articles of Merger between Merger Sub and United are attached hereto as Exhibit 3.1.  As a result of the Merger, United became our wholly owned subsidiary.  Immediately thereafter and pursuant to the Agreement and Plan of Merger and Reorganization dated December 31, 2010 by and between the Company and United American Petroleum Corp. dated December 31, 2010 (the “Sub Merger Agreement”), United merged with and into Forgehouse, with Forgehouse surviving.  In connection with the latter merger, we changed our name to “United American Petroleum Corp.” pursuant to Articles of Merger, which we filed with the Nevada Secretary of State. The Articles of Merger between the Company and United are attached hereto as Exhibit 3.2.   (The merger transactions described above collectively referred to herein as the “Mergers.”).

The Merger Agreement is attached hereto as Exhibit 2.1.  This brief description of the Merger Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the agreement as attached. The Sub Merger Agreement is attached hereto as Exhibit 2.2. This brief description of the Sub Merger Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the agreement as attached.

In connection with the Merger Transaction, the shareholders of United, who collectively held 10,000,000 shares of common stock of United, became shareholders of the Company holding 15,000,000 shares of our common stock.  Immediately following the consummation of the Merger Transaction and as a result of the other transactions disclosed in this Current Report on Form 8-K, we had an aggregate of 43,950,000 shares of common stock issued and outstanding as of December 31, 2010.  In connection with the Merger Transaction, we assumed all of United’s contractual obligations.

The Merger Agreement was approved by the board of directors of each of Forgehouse, Inc., United American Petroleum Corp. and United PC Acquisition Corp.  The Sub Merger Agreement was approved by the board of directors of Forgehouse, Inc.

Item 2.01 of this report discusses the consummation of the Merger Agreement and various other transactions and events completed in connection with the Merger Agreement and is incorporated herein by reference.

Private Placement

In connection with the Merger Transaction, we entered into a Note and Warrant Purchase Agreement with one investor pursuant to which the investor agreed to lend up to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) to us in multiple installments in exchange for a senior secured convertible promissory note (the “Note”) with a conversion price of $0.50 per share and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (the “Warrants”) in the amount of each installment. The first installment of Six Hundred Twenty Thousand Dollars ($620,000) (“First Installment”) was delivered on the Closing Date and we issued 620,000 Warrants to the in connection with the First Installment. The Note and Warrant Purchase Agreement provides that the investor will lend additional installments to us in amounts as requested by us; provided however, that we provide the proposed use of proceeds for each requested amount. The investor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

We are obligated to register the shares of common stock underlying the Note and the shares of common stock underlying the Warrants for resale as described below.  A form of the Note and Warrant Purchase Agreement is included as Exhibit 10.1 to this report. A form of the Note is included as Exhibit 10.2 to this report.  A form of the Warrants is included as Exhibit 10.3 to this report.  The issuance was made pursuant to Regulation S promulgated by the SEC.  We believe that exemptions were available because (iii) the sale was made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) (including by legending of certificates representing the securities).

In connection with the Private Placement, we entered into a registration rights agreement with the investor (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, we are obligated to register for resale the shares of common stock, which underlie the Note and the Warrants. This brief description of the Registration Rights Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Registration Rights Agreement as attached in Exhibit 4.1 to this report.

In connection with the Private Placement, we entered into a security agreement with the investor (the “Security Agreement”) to secure the timely payment and performance in full of our obligations pursuant to the Note.  This brief description of the Security Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Security Agreement as attached in Exhibit 10.4 to this report.

Stock Cancellation Agreement

On December 31, 2010, we also entered into a Stock Cancellation Agreement (the “Cancellation Agreement”) with Christian Negri, pursuant to which the Company and Mr. Negri agreed to cancel 2,550,000 shares of common stock held by Mr. Negri. The foregoing description of the Cancellation Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the agreement as attached in Exhibit 10.5 to this current report.

Vesting Agreements

On December 31, 2010, we entered into a stock vesting agreement with Michael Carey (the “Carey Vesting Agreement”) and a stock vesting agreement with Ryan Hudson (the “Hudson Vesting Agreement”) (collectively, the “Stock Vesting Agreements”).  Pursuant to the Stock Vesting Agreements, Mr. Carey and Mr. Hudson each agreed to have 2,500,000 shares of their total shares of our common stock that they each own be subject to vesting for an 18-month period.  The shares are subject to forfeiture until the occurrence of the milestones set forth below (“Vesting Events”) or the 18-month anniversary of the date of the Agreement (the “Vesting Termination Date”).  The Vesting Events shall be deemed to have occurred if, prior to the Vesting Termination Date, we have achieved all of the following milestones:

(i)   On or before March 31, 2011, we increase operations by nine (9) additional wells;
(ii)  On or before June 30, 2011, we purchase one (1) additional project, commence work on such project, and increase operations by nine (9) additional wells;
(iii) On or before September 30, 2011, we purchase one (1) additional project, commence work on such project, and increase operations by nine (9) additional wells;
(iv) On or before December 31, 2011, we purchase one (1) additional project, commence work on such project, and increase operations by nine (9) additional wells; and
(v)  As of December 31, 2011, we operate on a Break Even Cash Flow Basis (as defined in the Stock Vesting Agreements).

This brief description of the Carey Vesting Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the agreement as attached in Exhibit 10.6 to this report. This brief description of the Hudson Vesting Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the agreement as attached in Exhibit 10.7 to this report.

Lock-Up Agreements

On December 31, 2010, we entered into lock-up agreements with each of our officers and directors pursuant to which such holders are not permitted to dispose of any of their securities in the Company until the twelve to twenty-four month anniversary of the effective date of the lock-up agreements.   This brief description of the lock-up agreements is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the lock-up agreement as attached in Exhibit 10.8 of this report.

Employment Agreements

In connection with the Merger Transaction, we assumed certain employment agreements that United had with its executive officers, Michael Carey and Ryan Hudson (“Employment Agreements”).  A full description of the terms of the Employment Agreements is contained in Item 5.02 of this report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2010, we completed the acquisition of United pursuant to the Merger Agreement referenced in Item 1.01 of this report. The disclosures in Item 1.01 of this current report in connection with the Merger Transaction are incorporated herein by reference.

As a result of the Merger Transaction, we own the following interests in certain oil and gas properties in Texas.

The Marcee 1 Interest. As a result of the Merger Transaction, we own a 100% working interest in the Marcee 1 Tract, which is located on approximately 112 acres of land in Gonzalez County, Texas (“Marcee 1 Tract”). United recently performed a completion attempt on the well located on the Marcee 1 Tract and we believe that the well may be put on the production in the near future.

The Lozano Interest.  As a result of the Merger Transaction, we own a 25% working interest in the Hector Lozano Tract, which is located on approximately 110 acres, located in Frio County, Texas (“Lozano Tract”). The Lozano Tract is a currently producing asset with three wells with proven reserves.

As a result of the Merger Transaction, we acquired all of United’s rights and interests in all operating agreements for all wells for which United currently acts as the operator. We also acquired all of United’s assets used in the business conducted at the Marcee 1 Tract and Hector Lozano Tract or at any well that United acts as the operator, including certain furniture and equipment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 for a description of the Note.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Transaction, we issued to stockholders of United an aggregate of 15,000,000 shares of our common stock upon conversion of the 10,000,000 shares of United’s common stock.  The 1.5:1 exchange ratio was determined by arms-length negotiations between United and Forgehouse and was not based on any particular valuation or other financial data with respect to either company or a comparison of comparable companies or transactions.

Pursuant to the Merger Transaction, the issuance of those 15,000,000 shares of our common stock were made in reliance on Rule 506 of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act.  We believe that the exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the issuance of securities was made to two persons, who were accredited individual, (iii) transfer of the securities was restricted in accordance with the requirements of the Securities Act, (iv) the issuees were financially sophisticated or advised by someone who had the requisite acumen, and (v) the issuees were provided with the applicable disclosure materials or access thereto.

In connection with the Merger Transaction, we entered into a Note and Warrant Purchase Agreement with one investor pursuant to which the investor agreed to lend up to Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) to us in multiple installments in exchange for a senior secured convertible promissory note (“Note”) with a conversion price of $0.50 per share and five-year warrants to acquire shares of common stock at an exercise price of $1.00 per share (the “Warrants”) in the amount of each installment. The first installment of Six Hundred Twenty Thousand Dollars ($620,000) (“First Installment”) was delivered on the Closing Date and we issued 620,000 Warrants to the in connection with the First Installment. The Note and Warrant Purchase Agreement provides that the investor will lend additional installments to us in amounts as requested by us; provided however, that we provide the proposed use of proceeds for each requested amount. The investor shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

We are obligated to register the shares of common stock underlying the Note and the shares of common stock underlying the Warrants for resale as described below.  A form of the Note and Warrant Purchase Agreement is included as Exhibit 10.1 to this report. A form of the Notes is included as Exhibit 10.2 to this report.  A form of the Warrants is included as Exhibit 10.3 to this report.  The issuance was made pursuant to Regulation S promulgated by the SEC.  We believe that exemptions were available because (iii) the sale was made to eligible non-U.S. persons as that term is defined for purposes of Regulation S, and with regard to all transactions, (iii) transfer was restricted in accordance with the requirements of the Securities Act (including by legending of certificates representing the securities).

In connection with the Private Placement, we entered into a registration rights agreement with the investor (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, we are obligated to register for resale the shares of common stock, which underlie the Note and the Warrants. This brief description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by reference to the form of the Registration Rights Agreement as attached in Exhibit 4.1 to this report.

In connection with the Private Placement, we entered into a security agreement with the investor (the “Security Agreement”) to secure the timely payment and performance in full of our obligations pursuant to the Note.  This brief description of the Security Agreement is not intended to be complete and is qualified in its entirety by reference to the form of the Security Agreement as attached in Exhibit 10.4 to this report.

Item 5.01 Changes in Control of Registrant

On December 31, 2010, we entered into the Merger Transaction, pursuant to which (i) we acquired certain oil, gas and mineral leases and other rights and interests located in Texas in exchange for 15,000,000 shares of our common stock, (ii) we completed the Private Placement, and (iii) Christian Negri, our officer and director, agreed to have 2,550,000 shares of common stock cancelled and retired.

As of December 31, 2010, and as a result of the transactions disclosed above, 43,950,000 shares of our common stock are issued and outstanding.

Security Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2010, by (i) each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) our executive officers, and (iv) all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock	Michael Carey 3101 Bee Caves Road, Centre II, Suite 301 Austin, TX 78759	7,500,000 shares (2) Chief Executive Officer, President and director	17.06%
Common Stock	Ryan Hudson 3101 Bee Caves Road, Centre II, Suite 301 Austin, TX 78759	7,500,000 shares (3) Chief Operating Officer, Secretary	17.06%
Common Stock	Christian Negri 1906 Berkeley Avenue Los Angeles, CA 90026	500,000 shares Treasurer, and director	1.14%
Common Stock	Bill Cheung Harbourfront Horizon C1916 8 Hung Luen Rd Hunghom Bay, Kowloon, Hong Kong	6,950,000 shares	15.81%
Common Stock	All directors and named executive officers as a group	15,500,000 shares	35.27%

(1)	Percentage of beneficial ownership of our common stock is based on 43,950,000 shares of common stock outstanding as of the date of the table.

(2)	Includes 2,500,000 shares which are subject to the Stock Vesting Agreement dated December 31, 2010.

(3)	Includes 2,500,000 shares which are subject to the Stock Vesting Agreement dated December 31, 2010.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, upon the closing of the Merger Transaction, Christian Negri resigned as our Company’s President and Secretary and remained as our Treasurer and a director. Mr. Negri’s resignation was not the result of any disagreement with the policies, practices or procedures of the Registrant. The resignation of Mr. Negri is attached hereto as Exhibit 17.1.

Also on that date, pursuant to the terms of the Merger Agreement, upon the closing of the Merger Transaction, our Board of Directors appointed Michael Carey, as Chief Executive Officer, President and as a director and appointed Ryan Hudson as Chief Operating Officer and Secretary. There is no family relationship between any of our officers and directors.

Michael Carey, age 30.  Michael Carey is our Chief Executive Officer, President and one of our directors. From October 15, 2010 to the Closing Date, Mr. Carey was the Chief Executive Officer of United.  Prior to joining United, Mr. Carey previously worked for Trius Operations, LLC, and 4 Phoenix Oil & Gas, doing business as Phoenix Oil & Gas LLC. From 2002 to 2004, Mr. Carey served as senior vice president at Richman Oil. Mr. Carey also previously served as a sales and customer service representative for Woodworkers Supply and served as junior vice president for CKG Energy.  Mr. Carey is not an officer or director of any other reporting company. Mr. Carey owns 7,500,000 shares of our common stock. Pursuant to the terms of the Merger Agreement, we assumed United’s employment agreement with Mr. Carey, dated October 15, 2010 (“Carey Employment Agreement”).  Pursuant to the Carey Employment Agreement, Mr. Carey will receive a salary of $6,000 per month with incremental raises on a quarterly basis.   Mr. Carey is not expected to receive any compensation from us for his service as a director.

This brief description of the Carey Employment Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the agreement as attached in Exhibit 10.9 to this report.

Ryan Hudson, age 34.  Ryan Hudson is our Chief Operating Officer and Secretary.  From October 15, 2010 to the Closing Date, Mr. Hudson was the Chief Operating Officer of United American Petroleum Corp.  Prior to joining United American Petroleum Corp., Mr. Hudson worked for Trius Operations, LLC, and 4 Phoenix Oil & Gas, doing business as Phoenix Oil & Gas LLC. From 2001 to 2004, Mr. Hudson served as senior vice president at Richman Oil.  Mr. Hudson is also a certified firefighter and received his firefighter certification from the Texas Commission on Fire Protection. Mr. Hudson currently serves as a volunteer firefighter with the Leander Fire Department in Leander, Texas. Mr. Hudson is not an officer or director of any other reporting company.  Mr. Hudson owns 7,500,000 shares of our common stock.   Pursuant to the terms of the Merger Agreement, we assumed United’s employment agreement with Mr. Hudson, dated October 15, 2010 (“Hudson Employment Agreement”).  Pursuant to the Hudson Employment Agreement, Mr. Hudson will receive a salary of $6,000 per month with incremental raises on a quarterly basis.

This brief description of the Hudson Employment Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the agreement as attached in Exhibit 10.10 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We owned one hundred percent (100%) of Merger Sub, which was formed for the purpose of effectuating a reverse triangular merger, pursuant to which Merger Sub merged with and into United and United survived.  Immediately thereafter, United merged with and into Forgehouse, and Forgehouse survived (the “Merger”) and, in connection therewith, caused our name to be changed to “United American Petroleum Corp.”

In connection with the Mergers, we filed Articles of Merger with the Secretary State of Nevada to effectuate the Merger and caused our name to be changed to “United American Petroleum Corp.” The Articles of Merger between Merger Sub and United are attached hereto as Exhibit 3.1.  The Articles of Merger between ForgeHouse and United are attached hereto as Exhibit 3.2. As a result of the Merger and name change, our CUSIP number changed. As a result of the Merger and name change, our CUSIP number and trading symbol changed.  Our CUSIP number changed from 346299100 to 90933X100.   Our new symbol is UAPC, which will take effect at the open of business on January 6, 2011.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of United are included below.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
United American Petroleum Corp.
Austin, Texas

We have audited the accompanying balance sheet of United American Petroleum Corp. (the “Company” or “Successor”) as of December 31, 2010 and the related statements of operations, stockholders' deficit and cash flows for the period from October 16, 2010 through December 31, 2010. We have also audited the accompanying balance sheet of Phoenix Oil & Gas, LLC (the “Predecessor”) as of December 31, 2009 and the related statements of operations, members' deficit and cash flows for the periods from October 19, 2009 through December 31, 2009 and January 1, 2010 through October 15, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Successor as of December 31, 2010 and the results of its operations and its cash flows for the period from October 16, 2010 through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor financial statements referred to above present fairly, in all material respects, the results of its operations and its cash flows for the periods from October 19, 2009 through December 31, 2009 and January 1, 2010 through October 15, 2010 as well as the balance sheet as of December 31, 2009 and October 15, 2010.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

March 25, 2011 except for predecessor financial statements, which is May 14, 2012

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS

	Successor	Predecessor
	December 31,	December 31,
	2010	2009
ASSETS

CURRENT ASSET
Cash	$-	$10,862
Accounts receivable	3,570	3,470
Total current assets	3,570	14,332

OIL and GAS PROPERTIES (full cost method)
Evaluated, net of accumulated depletion of $3,910 and $4,950, as of December 31, 2010 and 2009, respectively.	66,090	77,889
Unevaluated	197,881	-

TOTAL ASSETS	267,541	92,221

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	91,577	-
Related party payable	-	-
Accrued interest	9,795	-
Note payable - related party	-	-
Note payable	250,000	-
Other current liability	-	-
Total current liabilities	351,372	-

Convertible note payable, net of discount	-	-
Embedded derivative liability	-	-
Asset retirement obligation	15,465	14,972
TOTAL LIABILITIES	366,837	14,972

STOCKHOLDERS' AND MEMBERS' (DEFICIT)/EQUITY
Common stock, $0.001 par value, 100,000,000 shares authorized, 12,450,000 shares issued and 43,950,000 shares outstanding	12,450	-
Members' equity	-	77,249
Additional paid in capital	(39,250)	-
Deficit accumulated during exploration stage	(72,496)	-

Total stockholders' and Members' (Deficit)/Equity	(99,296)	77,249

TOTAL LIABILITIES AND STOCKHOLDERS' and MEMBERS' (DEFICIT)/EQUITY	$267,541	$92,221

The accompanying notes are an integral part of these financial statements.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS

	SUCCESSOR OCTOBER 16, 2010 THROUGH	PREDECESSOR JANUARY 1, 2010 THROUGH	PREDECESSOR OCTOBER 19, 2009 (INCEPTION) THROUGH
	DECEMBER 31, 2010	OCTOBER 15, 2010	DECEMBER 31, 2009

REVENUE
Oil Sales	$10,213	$39,800	$11,935

OPERATING EXPENSES
Lease operating expenses	4,020	22,217	7,103
Depletion and accretion expense	4,117	14,446	5,217
General and administrative	25,557	52,138	-
Gain on sale of property and equipment	-	(64,200)	-
Professional Fees	11,970	31,058	1,500
OPERATIONS EXPENSES	45,664	55,659	13,820

NET LOSS BEFORE OTHER EXPENSE	(35,451)	(15,859)	(1,885)

OTHER INCOME (EXPENSE)
Interest Expense	(9,795)	-	-
Total other income (expense)	(9,795)	-	-

NET LOSS	$(45,246)	$(15,859)	$(1,885)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	37,026,923	-	-

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$-	$-

The accompanying notes are an integral part of these financial statements.

4 PHOENIX OIL & GAS, LLC (PREDECESSOR)
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM OCTOBER 19, 2009 (INCEPTION) THROUGH OCTOBER 15, 2010

			Members’
	Member A	Member B	Equity

Balance - October 19, 2009	$-	$-	$-

Contributions - Cash	5,500	5,500	11,000

Contributions - Oil and Gas Lease	34,067	34,067	68,134

Share of net loss	(942)	(943)	(1,884)

Balance -December 31, 2009	38,625	38,624	77,249

Withdrawals	(21,250)	(21,250)	(42,500)

Share of net loss	(7,929)	(7,930)	(15,859)

Balance - October 15, 2010	$9,446	$9,444	$18,890

The accompanying notes are an integral part of these financial statements.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM OCTOBER 16, 2010 THROUGH DECEMBER 31, 2010

	Common Stock		Additional Paid-in	Total Deficit Since	Stockholders’
	Shares	Par Value	Capital	Inception	Deficit
Balance - October 16, 2010	15,750,000	$15,750	$-	$(27,250)	$(11,500)

Cancellation of shares issued	(750,000)	(750)	(39,250)	-	(40,000)

Cancellation of shares issued	(2,550,000)	(2,550)	-	-	(2,550)

Net loss for the period	-	-	-	(45,246)	(45,246)

Balance - December 31, 2010	12,450,000	$12,450	$(39,250)	$(72,496)	$(99,296)

The accompanying notes are an integral part of these financial statements.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOW

	OCTOBER 16, 2010 THROUGH	PREDECESSOR JANUARY 1, 2010 THROUGH	PREDECESSOR OCTOBER 19, 2009 (INCEPTION) THROUGH
	DECEMBER 31, 2010	OCTOBER 15, 2010	DECEMBER 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(45,246)	$(15,859)	$(1,885)

Adjustments to reconcile net (loss)
to net cash used in operating activities:
Depreciation	-	1,383	-
Accretion and depletion expense	4,117	14,446	5,217
Common stock issued for services	-	-	-
Gain on sale of fixed assets	-	(64,200)	-

Change in assets and liabilities
(Increase) in accounts receivable	(3,570)	1,891	(3,470)
(Increase) in in other assets	-	(25,000)	-
Increase in accounts payable and accrued expenses	47,322	34,379	-
Net cash (used in) operating activities	2,623	(52,960)	(138)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of furniture and equipment	-	(45,500)	-
Earnest deposit received from Lozano safe	-	75,000	-
Sale of fixed assets	-	64,200	-
Acquisition of oil and gas properties	(2,623)	-	-
Net cash (used)/provided by financing activities	(2,623)	93,700	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from members' interest	-	-	11,000
Distribution paid to members	-	(42,500)	-
Net cash (used)/provided by financing activities	-	(42,500)	11,000

NET INCREASE/(DECREASED) IN CASH AND CASH EQUIVALENTS	-	(1,760)	10,862

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	-	10,862	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$-	$9,102	$10,862

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-	$-	$-
Taxes	$-	$-	$-

NON CASH TRANSACTIONS:
Asset retirement liability incurred	$-	$-	$14,705
Stock repurchase and cancellation	$40,000	$-	$-
Contribution of oil and gas properties from owners	-	$-	$68,134

The accompanying notes are an integral part of these financial statements.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

1.         Nature of Operations and Basis of Presentation

Nature of Operations

4 Phoenix Oil & Gas, LLC, a limited liability company, was formed under the laws of the state of Texas on October 19, 2009 (“Predecessor”).   On August 10, 2010, we formed United American Petroleum Corp. a Company incorporated under the laws of the state of Nevada.  United American Petroleum Corp.’s principal business is the acquisition and management of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  In these notes, the terms “United,” “Company,” “we,” “us,” “successor," or “our” mean United American Petroleum Corp.

On October 15, 2010, United American Petroleum Corp. purchased the Lozano and Marcee working interests from Phoenix Oil and Gas, LLC, triggering predecessor accounting and financial statement presentation.

Successor company references herein are referring to consolidated information pertaining to United American Petroleum Corp. and our wholly owned subsidiaries.

Predecessor company references herein relate to 4 Phoenix Oil & Gas, LLC a former working interest owner of the Lozano lease.

The Company’s success will depend in large part on its ability to obtain and develop oil and gas interests within the United States and other countries. There can be no assurance that oil and gas properties obtained by the Company will contain reserves or that properties with reserves will be profitable to extract. The Company will be subject to local and national laws and regulations which could impact our ability to execute our business plan.

As discussed in Note 3, the accompanying financial statements have been prepared assuming the Company will continue as a going concern.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

1.           Nature of Operations and Basis of Presentation

Basis of Presentation – Predecessor

We acquired the Lozano working interest from 4 Phoenix Oil & Gas, LLC (our predecessor company) and at the time of the acquisition, we had minimal assets and no operations.  Accordingly, we have included the predecessor financial statements of Phoenix in the accompanying financial statements for purposes of complying with the rules and regulations of the Securities and Exchange Commission as required by S-X Rule 8-02.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with the Generally Accepted Accounting Principles in the United States of America ("GAAP").  We made certain reclassifications to prior-period amounts to conform to the current presentation.

2.           Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes oil and gas revenue from interests in producing wells using the “sales method.” Under this method of accounting, revenues are recognized based on volumes sold, which may differ from the volume to which we are entitled based on our working interest. An imbalance is recognized as a liability only when the estimated remaining reserves will not be sufficient to enable the under–produced owner(s) to recoup its entitled share through future production.  Under the sales method, no receivables are recorded where we have taken less than our share of production. Our net imbalance position at December 31, 2010, was immaterial.

Concentration of Credit Risk

The Company collects its receivables on its working interests in oil and gas properties from the well operators. As such, the Company generally has relatively few customers. These receivables are unsecured and the Company performs ongoing credit evaluations of the well operators’ financial condition whenever necessary. Bad debt is recognized on an account-by-account review after all means of collection have been exhausted and recovery is not probable. There has been no bad debt expense for the period ended December 31, 2010.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

2.            Summary of Significant Accounting Policies (Continued)

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.

The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation Period
Furniture and Fixtures	5 Years
Automobiles	5 Years
Equipment	10 Years

Oil and Gas Properties

The Company follows the full cost method of accounting for its investments in oil and gas properties. Under the full cost method, all costs associated with the exploration of properties are capitalized into appropriate cost centers within the full cost pool.  Internal costs that are capitalized are limited to those costs that can be directly identified with acquisition, exploration, and development activities undertaken and do not include any costs related to production, general corporate overhead, or similar activities.  Cost centers are established on a country-by-country basis.

Capitalized costs within the cost centers are amortized on the unit-of-production basis using proved oil and gas reserves. The cost of investments in unproved properties and major development projects are excluded from capitalized costs to be amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such a determination is made, the properties are assessed annually to ascertain whether impairment has occurred.  The costs of drilling exploratory dry holes are included in the amortization base immediately upon determination that the well is dry.

For each cost center, capitalized costs are subject to an annual ceiling test, in which the costs shall not exceed the cost center ceiling.  The cost center ceiling is equal to i) the present value of estimated future net revenues computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions;  plus ii) the cost of properties not being amortized; plus iii) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less iv) income tax effects related to differences between the book and tax basis of the properties.  If unamortized costs capitalized within a cost center, less related deferred income taxes, exceed the cost center ceiling, the excess is charged to expense and separately disclosed during the period in which the excess occurs.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

2.            Summary of Significant Accounting Policies (Continued)

Asset Retirement Obligations

ASC 410, Asset Retirement and Environmental Obligations addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Specifically, ASC 410 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. In addition, the asset retirement cost is capitalized as part of the asset’s carrying value and subsequently allocated to expense over the asset’s useful life.

Fair Value of Financial Instruments

Unless otherwise indicated, the fair value of all reported assets and liabilities which represent financial instruments approximate the carrying values of such instruments due to their short-term maturity.

Recoverability of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”).  ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Events relating to recoverability may include significant unfavorable changes in business conditions or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows.  Should impairment in value be indicated, the carrying value of intangible assets would be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with Accounting Standards Codification subtopic 718-10, Stock Compensation (“ASC 718-10”).  This requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

As of December 31, 2010, there were no outstanding employee stock options.

Income Taxes

The Company has adopted Accounting Standards Codification subtopic 740-10, Income Taxes (“ASC 740-10”).  ASC 740-10 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

2.           Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In December 2008, the SEC issued Release No. 33-8995,Modernization of Oil and Gas Reporting (ASC 2010-3), which amended the oil and gas disclosures for oil and gas producers contained in Regulations S-K and S-X, and added a section to Regulation S-K (Subpart 1200) to codify the revised disclosure requirements in Securities Act Industry Guide 2, which was eliminated. The goal of Release No. 33-8995 is to provide investors with a more meaningful and comprehensive understanding of oil and gas reserves. Energy companies affected by Release No. 33-8995 are now required to price proved oil and gas reserves using the unweighted arithmetic average of the price on the first day of each month within the 12-month period prior to the end of the reporting period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions. SEC Release No. 33-8995 is effective beginning for financial statements for fiscal years ending on or after December 31, 2009. The Company adopted SEC Release No. 33-8995 effective December 31, 2009. The impact on the Company's operating results, financial position and cash flows has been recorded in the financial statements and additional disclosures were added to the accompanying notes to the consolidated financial statements for the Company's supplemental oil and gas disclosure.

In January 2010, the Financial Accounting Standards Board (FASB) issued FASB Accounting Standards Update (ASU) No. 2010-03 Oil and Gas Estimation and Disclosures  (ASU 2010-03). This update aligns the current oil and natural gas reserve estimation and disclosure requirements of the Extractive Industries Oil and Gas topic of the FASB Accounting Standards Codification (ASC Topic 932) with the changes required by the SEC final rule ASC 2010-3. As discussed above, ASU 2010-03 expands the disclosures required for equity method investments, revises the definition of oil- and natural gas-producing activities to include nontraditional resources in reserves unless not intended to be upgraded into synthetic oil or natural gas, amends the definition of proved oil and natural gas reserves to require 12-month average pricing in estimating reserves, amends and adds definitions in the Master Glossary that is used in estimating proved oil and natural gas quantities and provides guidance on geographic area with respect to disclosure of information about significant reserves. ASU 2010-03 must be applied prospectively as a change in accounting principle that is inseparable from a change in accounting estimate and is effective for entities with annual reporting periods ending on or after a change in accounting estimate and is effective for entities with annual reporting periods ending on or after December 31, 2009. The Company adopted ASU 2010-03 effective December 31, 2009.

In April 2010, the FASB issued ASU 2010-17, Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

3.           Going Concern

The Company is in the exploration stage, has little revenue, has incurred a net loss of $72,496 since inception and has a working capital deficit as of December 31, 2010.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  The Company's management is implementing plans to sustain the Company’s cash flow from operating activities and/or acquire additional capital funding (see Note 1). The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

4.           Oil and Gas Properties

Predecessor

On October 19, 2009, the Company’s founders contributed proved oil and gas properties valued at $68,134.  These properties were received by our Companies founders as consideration for their services in brokering the sale of the 75% interest to Alamo Energy, Inc. on behalf of an unrelated third party.  As a result of the consideration, we own a twenty-five percent (25%) working interest in the Lozano lease, which is a currently producing asset with three wells.  The property was valued based upon the Company’s future net revenues in the wells discounted at a present value of 10%.  The Lozano lease covers approximately 110 gross acres and is located in Frio County, Texas.   The Company also owns a one hundred percent interest (100%) working interest in the Marcee lease located in Gonzales County Texas.  The Marcee lease contains one well and was being developed for production as of October 15, 2010.  In conjunction with the contribution, we recorded an asset retirement obligation of $14,705.  See Note 6.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

4.            Oil and Gas Properties (Continued)

Successor

On October 15, 2010, the Company paid $250,000 to acquire oil, gas and mineral leases on the Lozano and Marcee properties. As a result of the asset purchase, we own a twenty-five percent (25%) working interest in the Lozano lease, which is a currently producing asset with three wells.  The Lozano lease covers approximately 110 gross acres and is located in Frio County, Texas.   The Company has a one hundred percent interest (100%) working interest in the Marcee lease located in Gonzales County Texas.  The Marcee lease contains one well and is being developed for production.

5.            Note Payable

On August 10, 2010, the Company issued a promissory note to an individual in the amount of $250,000.  The note was subject to an annual interest of 10%; and was to mature on August 10, 2011. However, the note was fully paid in January 2011.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

6.          Asset Retirement Obligation

The Company accounts for its future asset retirement obligations by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.  The Company depletes the amount added to proved oil and gas property costs and gathering assets using the units-of-production method.  The Company’s asset retirement obligation consists of costs related to the plugging of wells, removal of facilities and equipment and site restoration on its oil and gas properties and gathering assets. The asset retirement liability is allocated to operating expense using a systematic and rational method. The information below reconciles the value of the asset retirement obligation for the periods presented.

Predecessor

	Period ended October 15, 2010	Period Ended December 31, 2009
Beginning balance of period	$14,972	$-
Liabilities incurred	-	14,705
Accretion expense	781	267
Balance end of period	$15,753	$14,972

Successor

Year ended December 31, 2010
Balance at August 10, 2010	-
Liabilities incurred	$15,258
Accretion expense	207
Balance at December 31, 2010	$15,465

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

7.           Equity

Predecessor – Members’ Equity

For the period from inception (October 19, 2009) through October 15, 2010, the Members’ contributed a total of $11,000 to capital to open the Company’s respective bank accounts.  Additionally, the both Members contributed their 50% share of a 25% working interest in a proved oil and gas property valued at $68,134.

From the period from inception (October 19, 2009) through October 15, 2010, the Members’ made withdrawals in the amount of $42,500.

Successor

On August 10, 2010 the Company issued 750,000 shares of common stock to the Company’s founder at a value of $750 ($.001 per share) for services rendered, which included preparing the articles of incorporation and identifying strategic business partners.

On October 15, 2010, the Company issued 7,500,000 shares to retain the services of a Chief Executive Officer at a value of $7,500 ($.001 per share).  The Company has expensed these shares in full for services performed for the acquisitions of the oil and gas properties.

On October 15, 2010, the Company issued 7,500,000 shares to retain the services of a Chief Operating Officer at a value of $7,500 ($.001 per share).  The Company has expensed these shares in full for services performed for the acquisitions of the oil and gas properties.

On December 27, 2010 the Company repurchased and cancelled 750,000 shares of common stock from a former director for $40,000 which is included in accounts payable and accrued liabilities in the balance sheet.

On December 31, 2010, the Company cancelled 2,550,000 shares of common stock received from a director of the Company for $0.

As of December 31, 2010, the Company has 12,450,000 shares of common stock issued and outstanding.

8.          Income taxes

As of December 31, 2010, our deferred tax asset amounting to $30,000 primarily related to our net operating losses of $75,990.  A 100% valuation allowance has been established using an effective tax rate of 35% due to the uncertainty of the utilization of the operating losses in future periods.  As a result, the deferred tax asset was reduced to zero and no income tax benefit was recorded. The net operating loss carryforward will begin to expire in 2030.

Section 382 of the Internal Code allows post-change corporations to use pre-change net operating losses, but limit the amount of losses that may be used annually to a percentage of the entity value of the corporation at the date of the ownership change.  The applicable percentage is the federal long-term tax-exempt rate for the month during which the change in ownership occurs.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

9.         Supplemental Oil and Gas Reserve Information

Company Reserve Estimates.

Our proved reserve information as of December 31, 2010 was estimated by Nova Resource, Inc. (“Nova”), independent petroleum engineers.  In accordance with SEC guidelines, Nova’s estimates of future net revenues from our properties, and the PV-10 and standardized measure thereof, were determined to be economically producible under existing economic conditions, which requires the use of the 12-month average price for each product, calculated as the unweighted arithmetic average of the first-day-of-the-month price for the period January 1, 2009 through December 31, 2010, except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations.

The technical person at Nova is responsible for preparing the reserves estimates presented herein and meets the requirements regarding qualifications, independence, objectivity, and confidentiality set forth in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers. Michael Carey, our officer and director, acted as the liaison with the technical person at Nova.

Reserve Technologies. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations, prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.  If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered.  If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate.  To achieve reasonable certainty, Nova employed technologies that have been demonstrated to yield results with consistency and repeatability. The technologies and economic data used in the estimation of our proved reserves include, but are not limited to, well logs, geologic maps and available down well and production data, seismic data, well test data.

Oil and Gas Reserve Information. The following reserve quantities and future net cash flow information for our proved reserves located in the State of Texas in the United States have been estimated as of December 31, 2010.  The determination of oil and gas reserves is based on estimates, which are highly complex and interpretive. The estimates are subject to continuing change as additional information becomes available.

Reserve Category	Oil (BBLS)	Present Worth at 10%
Proved
Developed:
United States - Texas	2,274	$63,599
Undeveloped:
United States - Texas	1,806	$16,089
Total Proved	4,080	$79,688

Reserved Quantity	Oil (BBLS)
Balance, August 10, 2010 (Inception)	-
Purchases	4,204
Production	(124)
Balance, December 31, 2010 (Inception)	4,080

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

9.           Supplemental Oil and Gas Reserve Information (Continued)

During the period from inception (August 10, 2010) through December 31, 2010, the Company acquired an estimated 1,806 bbls of proved undeveloped net oil reserves in place in connection with the Company’s purchase of the Lozano lease in Frio County, Texas of approximately 82.5 net acres consisting of three (3) wells. None of the proved undeveloped oil reserves were converted during the period ended December 31, 2010 as the Company is reviewing the production performance and assessment of the remaining recoverable resources. In addition, there were no proved undeveloped reserves over five (5) years.

The standardized measure of discounted future net cash flows is provided using the 12-month unweighted arithmetic average and were held constant throughout the life of the properties. The oil price used as of December 31, 2010 was $79 per bbl of oil. Future production costs are based on year-end costs and include severance and ad valorem taxes. Each property that is leased by us is also charged with field-level overhead in the reserve calculation. The present value of future cash inflows is based on a 10% discount rate.

Standardized Measure of Future Net Cash Flows:

December 31, 2010
Future cash flows	$231,430
Future production and development costs	(90,258)
Future income taxes	-
Future net cash flows before discount	141,172
10% discount to percent value	(61,484)
Standardized measure of discounted future net cash flows	$79,688

Changes in the Standard Measure of Discounted Cash Flows:

December 31, 2010
Standardized measure of discounted future net cash flows at August 10, 2010 (inception)	-
Purchases of reserves in place
Extension and discoveries, net of future production and development costs	89,901
Sales of oil and gas produced, net of production costs	(10,213)
Net change in income taxes	-
Standardized measure of discounted future net cash flows at December 31, 2010	$79,688

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

9.          Supplemental Oil and Gas Reserve Information

The information required by Items 1204 to 1208 of Regulation S-K are provided as follows:

Production

For the period from inception (August 10, 2009) through December 31, 2010, we only had production from our interest in the Lozano lease located in Frio County, Texas.  During For the period from inception (August 10, 2010) through December 31, 2010, we produced approximately 124 barrels on a net basis. Based on the net production for the period from inception (August 10, 2010) through December 31, 2010, our average sales price per barrel was $82.33 on a net basis and the average production cost per barrel was $49.95 on a net basis.

Drilling Activity. During the period from inception (August 10, 2010) through December 31, 2010, we did not participate or conduct any drilling activity in Texas.

Delivery Commitments. We are not obligated to provide a fixed and determinable quantity of oil or gas in the near future under existing contracts or agreements in Texas.

Gross and Net Productive Wells:

	August 10, 2010 (Inception) through December 31, 2010
	Oil		Gas
	Gross	Net	Gross	Net
United States -
Texas	3	2.25	-	-
	3	2.25	-	-

Gross and Net Developed Acreage:

	August 10, 2010 (Inception) through December 31, 2010
	Oil		Gas
	Gross	Net	Gross	Net
United States -
Texas	110	83	-	-
	110	83	-	-

Gross and Net Undeveloped Acreage:

	August 10, 2010 (Inception) through December 31, 2010
	Oil		Gas
	Gross	Net	Gross	Net
United States -
Texas	453	91	-	-
	453	91	-	-

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS

10.         Subsequent events

On January 20, 2010, we entered into the second installment of the Note and Warrant Purchase Agreement with the investor for $150,000 and issued 150,000 detachable warrants.  The convertible note is due on December 13, 2013, or upon default, whichever is earlier, and bears interest at the annual rate of 10%.  In accordance with ASC 815-40, the Company fair valued the embedded conversion option liability in the amount of $336,785 and the detachable warrant liability in the amount of $155,603.  Since the fair value of the derivatives was in excess of the proceeds, the Company recorded an immediate expense of $342,388 to the Statement of Operations as a financing cost. The fair value of the conversion option liability was determined using the Black Scholes Option Pricing Model based on the following assumptions: dividend yield: -0-%, volatility 119.6%, risk free rate: 1.07% and an expected term of 3 years. The fair value of the detachable warrant liability was determined using the Black Scholes Option Pricing Model based on the following assumptions: dividend yield: -0-%, volatility 95.4%, risk free rate: 2.06% and an expected term of 5 years.

On January 28, 2011, United American Petroleum Corp. entered and closed a purchase and sale agreement with Patriot Minerals, LLC, a Texas limited liability company.  The Purchase Agreement provides, among other things, that the Registrant shall purchase multiple undivided working interests to certain existing wells and to certain leases located in Texas in exchange for the Registrant entering into an independent contractor agreement with Jamie Teahan to provide services with respect to the Registrant’s ownership of those working interests. Those working interests are specified in Exhibit A of the Purchase Agreement. The Consultant Agreement contemplates: (i) a monthly consulting fee of $5,000; (ii) term of no less than thirty (30) days; and (iii) reimbursement for out-of-pocket expenses incurred by Consultant in connection with certain performance of services to the Registrant.

In connection with the Purchase Agreement, United American Petroleum Corp. formed a wholly owned subsidiary, United Operating, LLC, a Texas limited liability company, for the purpose of operating the various interests set forth in the Purchase Agreement including, but not limited to: (i) Merrick Davis #16 & #17 wells in Shackelford County, TX; (ii) the Crouch and Lane Heady wells in Erath County, TX; (iii) Merrick Davis wells in Shackelford County, TX; (iv) Walker Smith #22D well in Wilbarger County, TX; and (v) Walker Smith wells in Wilbarger County, TX.

On January 28, 2011, the United American Petroleum Corp. entered and closed a purchase, sale and participation agreement with Gabriel Rosser, LP (“Gabriel”).  The Participation Agreement provides that the Registrant shall purchase Gabriel's undivided 50.83% working interest and 39.131% revenue interest in as the Gabriel 2 SWD Gabriel 3, 4, 5, 9, 15, Rosser #2 and #4 and Koi #1wells in exchange for consideration of $10 and the obligation to pay certain expenses of approximately $85,000, which were owed to certain vendors to the Gabriel Interests.  On January 13, 2011, the United American Petroleum Corp. formed a wholly owned subsidiary, UAP Management, LLC, a Texas limited liability company, for the purpose of managing the Gabriel Interests.

On March 9, 2011, we entered into the third installment of the Note and Warrant Purchase Agreement with the investor for $250,000 and issued 250,000 detachable warrants.  The convertible note is due on December 13, 2013, or upon default, whichever is earlier, and bears interest at the annual rate of 10%.In accordance with ASC 815-40, the Company determined a fair value of $381,589 for the conversion option liability and $174,512 for the detachable warrant liability. Since the fair value of the derivative was in excess of the proceeds, the Company recorded an immediate expense of $306,101 to the Statement of Operations as a financing cost. The fair value of the conversion option liability was determined using the Black Scholes Option Pricing Model based on the following assumptions: dividend yield: -0-%, volatility 120.2%, risk free rate: 1.21% and an expected term of 3 years. The fair value of the detachable warrant liability was determined using the Black Scholes Option Pricing Model based on the following assumptions: dividend yield: -0-%, volatility 96.2%, risk free rate: 2.16% and an expected term of 5 years.

(b) Pro forma financial information.

The transaction contemplated under the Merger Agreement is deemed to be a reverse acquisition, where Forgehouse (the legal acquirer) is considered the accounting acquiree and United (the legal acquiree) is considered the accounting acquirer.  The assets and liabilities will be transferred at their historical cost with the capital structure of Forgehouse. Forgehouse is deemed a continuation of the business of United, and the historical financial statements of United will become the historical financial statements of Forgehouse; therefore, we will provide a pro forma balance sheet to show the recapitalization of the company.

UNITED AMERICAN PETROLEUM CORP.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
DECEMBER 31, 2010

United American Petroleum, Inc.	Forgehouse, Inc.	Pro Forma Adjustments	Pro Forma Combined

ASSETS

CURRENT ASSET
Cash	$-	$600	$620,000	(B)	$620,600
Accounts receivable	3,570	-	-		3,570
Total current assets	3,570	600	620,000		624,170

OIL and GAS PROPERTIES (full cost method)
Evaluated, net of accumulated depletion of 3,910	66,090	-	-		66,090
Unevaluated	197,881	22,810	-		220,691

TOTAL ASSETS	$267,541	$23,410	$620,000		$910,951

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$91,577	$101,169	$-		$192,746
Accrued interest	9,795	11,129	-		20,924
Note payable - related party	-	50,000	-		50,000
Note payable	250,000	25,000	-		275,000

Total current liabilities	351,372	187,298	-		538,670

Convertible note payable, net of discount	-	-	454,068	(B)	454,068
Conversion option liability	-	-	116,905	(B)	116,905
Detachable warrant liability	-	-	49,027	(B)	49,027
Asset retirement obligation	15,465	-	-		15,465
TOTAL LIABILITIES	366,837	187,298	620,000		1,174,135

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value, 100,000,000 shares authorized, 47,250,000 shares issued and 43,950,000 shares outstanding	12,450	31,500	2,450	(A)	46,400
Additional paid in capital	(39,250)	6,955,172	(7,153,010)	(A)	(237,088)
Deficit accumulated during exploration stage	(72,496)	(7,150,560)	7,150,560	(A)	(72,496)

Total stockholders' deficit	(99,296)	(163,888)	-		(263,184)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$267,541	$23,410	$620,000		$910,951

(A) - Reflects the recapitalization of Forgehouse, Inc. as a result of the merger agreement.

(B) - Reflects the issuance of $620,000 convertible note and 620,000 detachable warrants.  The conversion option and detachable warrant contained an embedded derivative and were fair valued using the Black Scholes Option Pricing Model.

(d) Exhibits.
Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, by and among the Company, United American Petroleum Corp and United PC Acquisition Corp., dated December 31, 2010.*
2.2	Agreement and Plan of Merger and Reorganization dated December 31, 2010, by and between the Company and United American Petroleum Corp. dated December 31, 2010.*
3.1	Articles of Merger between United PC Acquisition Corp and United American Petroleum Corp.*
3.2	Articles of Merger between United American Petroleum Corp. and Forgehouse, Inc.*
4.1	Form of Registration Rights Agreement*
10.1	Form of Note and Warrant Purchase Agreement*
10.2	Form of Senior Secured Convertible Promissory Note*
10.3	Form of Warrant*
10.4	Form of Security Agreement*
10.5	Stock Cancellation Agreement by and among the Company and Christian Negri, dated as of December 31, 2010.*
10.6	Stock Vesting Agreement by and among the Company and Michael Carey, dated as of December 31, 2010.*
10.7	Stock Vesting Agreement by and among the Company and Ryan Hudson, dated as of December 31, 2010.*
10.8	Form of Lock-Up Agreement*
10.9	Employment Agreement of Michael Carey*
10.10	Employment Agreement of Ryan Hudson*
17.1	Resignation of Christian Negri*

*Included in the Registrant’s Current Report on Form 8-K filed on January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

United American Petroleum Corp.

Date: May 17, 2012	By:	/s/ Michael Carey
Michael Carey Chief Executive Officer